QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Crown Media Holdings, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-37588) on Form S-8 of Crown Holdings, Inc. of our reports dated March 12, 2008, with respect to the consolidated balance sheets of Crown Media Holdings, Inc. and its subsidiaries as of December 31, 2006 and 2007, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Crown Media Holdings, Inc. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

                      KPMG LLP

Denver, Colorado
March 12, 2008

QuickLinks

  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm